As Filed with the Securities and Exchange Commission on November 7, 2003.
File No. _

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Dominion Salaried Savings Plan Dominion Hourly Employee Savings Plan
(Full Titles of Plans)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Karen W. Doggett, Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value)	3,000,000 shares	$61.56	$184,680,000	$14,941

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)   Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on November 3, 2003.

Dominion Resources, Inc. is registering an additional 3,000,000 shares of common stock, without par value, relating to earlier filed employee benefit plans, Dominion Salaried Savings Plan and Dominion Hourly Employee Savings Plan (formerly, Dominion Resources, Inc. Employee Savings Plan and Hourly Employee Savings Plan)(the Plans), File No. 333-87529, registering 5,000,000 shares of common stock under the Plans, which is incorporated by reference.

Exhibits
5	Opinion of James F. Stutts, Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of James F. Stutts (included in Exhibit 5).
24	Powers of Attorney (included in signature page of the Form S-8 and incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 7th day of November 2003.

DOMINION RESOURCES, INC.

By:	/s/ Thos. E. Capps
Thos. E. Capps, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 7th day of November 2003. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson, Karen W. Doggett, James F. Stutts, or Mark O. Webb, any one of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Susan B. Allen Susan B. Allen	Director

/s/ Peter W. Brown Peter W. Brown	Director

/s/ Ronald J. Calise Ronald J. Calise	Director

/s/ Thos. E. Capps Thos. E. Capps	Chairman of the Board of Directors, President and Chief Executive Officer

/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director

/s/ John W. Harris John W. Harris	Director

/s/ Benjamin J. Lambert, III Benjamin J. Lambert, III	Director

/s/ Robert S. Jepson, Jr. Robert S. Jepson, Jr.	Director

/s/ Richard L. Leatherwood Richard L. Leatherwood	Director

Signature	Title

/s/ Margaret A. McKenna Margaret A. McKenna	Director

/s/ Kenneth A. Randall Kenneth A. Randall	Director

/s/ Frank S. Royal Frank S. Royal	Director

/s/ S. Dallas Simmons S. Dallas Simmons	Director

/s/ Robert H. Spilman Robert H. Spilman	Director

/s/ David A. Wollard David A. Wollard	Director

/s/ Thomas N. Chewning Thomas N. Chewning	Executive Vice President and Chief Financial Officer

/s/ Steven A. Rogers Steven A. Rogers	Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the committee members of the following Dominion Resources, Inc. employee benefit plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 7th day of November 2003.

By	/s/ Anne M. Grier
Anne M. Grier Chairperson of the Committee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 7th day of November 2003, by the members of the Committee for the administration of the following thrift plans of Dominion Resources, Inc.:

Dominion Salaried Savings Plan and
Dominion Hourly Employee Savings Plan.
Signature	Title

/s/ Anne M. Grier Anne M. Grier	Chairperson

/s/ James E. Eck James E. Eck	Member

/s/ G. Scott Hetzer G. Scott Hetzer	Member

/s/ Steven A. Rogers Steven A. Rogers	Member